Exhibit 10.1

Tangoe, Inc.

2011 Stock Incentive Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT (“Agreement”), dated as of                       ,         , is entered into by and between Tangoe, Inc., a Delaware corporation (the “Company”), and the Participant named on the attached Memorandum, dated                         ,          (the “Memorandum”) pursuant to the terms and conditions of the 2011 Stock Incentive Plan (the “Plan”).

WHEREAS, the Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries; and

WHEREAS, the Company desires to grant the Award to the Participant subject to the terms and conditions of the Plan, and this Agreement.

In consideration of the provisions contained in this Agreement, the Company and the Participant agree as follows:

1.             The Plan.  The Award granted to the Participant hereunder is made pursuant to the Plan.  A copy of the Plan and the Prospectus for the Plan has been provided to the Participant and the applicable terms of such Plan are hereby incorporated herein by reference.  Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.  The Award (including the Restricted Stock Units subject to the Award) is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan).

2.             Award.   Concurrently with the execution of this Agreement, and subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the number of Restricted Stock Units indicated in the Memorandum to the Participant.   Each Restricted Stock Unit entitles the Participant to one share of Company Stock, subject to continued employment, upon vesting.

3.             Vesting of Units.

(a)           Upon the vesting of the Award, as described in this Section, the Company shall deliver for each Restricted Stock Unit that becomes vested, one (1) share of Company Stock; provided, however, that the Company may in its discretion withhold from the Participant at the time of delivery of the Company Stock a number of shares of Company Stock having a fair market value equal to the amount that the Company determines necessary to pay applicable minimum withholding taxes as and to the extent provided in Paragraph 8 below.  The Company Stock shall be delivered as soon as practicable following each vesting date or event set forth below, but in any case within 30 days after such date or event

(b)           Subject to Paragraph 4, XX% of the Restricted Stock Units shall become vested and payable to the Participant on the first anniversary of the Grant Date (i.e. on                     ), XX% of the Restricted Stock Units shall become vested and payable to the Participant on the second anniversary of the Grant Date (i.e. on                     ), {and so on — insert applicable number of years and %s}, in each case so long as the Participant remains employed with the Company through each such vesting date.

4.             Termination of Employment.  Notwithstanding any other provision of the Plan to the contrary, upon the termination of the Participant’s employment with the Company and its subsidiaries for any reason whatsoever, the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.  For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Participant ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation.   Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Participant shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Participant for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment.  No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.  The Participant hereby waives all and any rights to compensation or damages in consequence of the termination of Participant’s office or employment with the Company or any applicable subsidiary for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from his ceasing to have rights under or being entitled to the vesting of the Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

5.             No Assignment.  Except as expressly permitted under the Plan, neither the Restricted Stock Units, nor this Agreement, nor any rights under this Agreement or the Plan may be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and any purported sale, assignment, transfer, pledge or other encumbrance in violation of such restriction shall be null and void.

6.             No Rights to Continued Employment.

(a)           The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time.   The grant of an Award in one year or at one time does not in any way entitle the Participant to an Award grant in the future.  The Plan is wholly discretionary and is not to be considered part of the Participant’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation.   The value of the Award is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract (if any).

(b)           Neither this Agreement nor the Award shall be construed as giving the Participant any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment.

7.             Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.

8.             Tax Obligations.

(a)           As a condition to the granting of the Award and the vesting thereof, the Participant acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting of an Award (the “Tax Liabilities”).  Accordingly, the Participant agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such Tax Liabilities and has provided an indemnity in relation to the same.  Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion.  Notwithstanding the foregoing, the Company in its discretion may retain and withhold from delivery at the time of vesting that number of shares of Company Stock having a fair market value equal to the Tax Liabilities of the Participant, which retained shares shall fund the payment of such taxes by the Company on behalf of the Participant.  Alternatively, the Company may require the Participant to provide a designated broker with irrevocable instructions directing the designated broker to, on the date of the designated broker’s receipt of any shares of Company Stock in accordance with Section 3, sell in accordance with ordinary principles of best execution that number of such shares of Company Stock as is necessary to yield net proceeds to the Participant equal to the Tax Liabilities of the Participant as a result of the vesting of the Restricted Stock Units and remit such proceeds to the Company in satisfaction of such tax withholding obligations of the Company.

(b)           Indemnity.  The Participant hereby indemnifies the Company, and each parent or subsidiary of the Company against all and any Tax Liabilities which arise or may arise in connection with the vesting of the Restricted Stock Units and the Company Stock issued or transferred to the Participant pursuant thereto.

9.             Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Participant at the last address specified in the Participant’s employment records (or such other address as the Participant may designate in writing to the Company), or to the Company at                               , or such other address as the Company may designate in writing to the Participant.

10.          Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.          Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

12.          Authority.  The Committee has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement.  The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

13.          Rights as a Stockholder.  The Participant shall have no rights as a stockholder of the Company with respect to any shares of common stock of the Company underlying or relating to any Award until the issuance of a stock certificate to the Participant in respect of such Award.

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

Tangoe, Inc.

By:
	Name:	{Name}
	Title:	Secretary and General Counsel